Findex.com, Inc.
                             11204 Davenport Street
                                    Suite 100
                                 Omaha, NE 68154

                                                                October 17, 2002

Ronald Ardt October 10, 2002
Ardt Investment Management, Inc.
7234 Crooked Oak Drive
Suite 1000
Dallas, TX 75248

Re: Form of Negotiated Settlement Payment

Dear Mr. Ardt:

In regard to certain due and unpaid consulting services fees and our recent communications, this correspondence will serve to evidence the oral agreement that has been reached between yourself, on behalf of Ardt Investment Management, Inc. ("AIM"), and our company, Findex.com, Inc. ("FindEx").

We confirm that Ardt Investment Management, Inc. performed all services as requested in a timely manner and that though FindEx agreed to pay for such services upon completion, this debt remains unpaid.

Therefore, because Findex has not fulfilled to date its obligation to deliver to AIM certain compensation for consulting and valuations services as required, including interest thereon, Findex and AIM hereby agree that, in full satisfaction of any and all past due consulting fee obligations FindEx may have to AIM, FindEx shall issue to AIM two hundred and ninety-six thousand, three hundred eight (296,308) shares of Findex common stock. Findex agrees that such shares shall be registered on SEC Form S-8 as of a date no later than November 7, 2002.

Your signature below shall serve as your assent to the above terms.


                                            Very truly yours,


                                                FINDEX.COM, INC.

                                                   /s/ Steven Malone
                                                  -------------------
                                                       Steven Malone
                                                       President


Agreed and Accepted:

ARDT INVESTMENT MANAGEMENT, INC.


__/s/ Ronald Ardt
-----------------
Name: Ronald Ardt
Title: President & CEO